ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                        PAK MAIL CENTERS OF AMERICA, INC.


     Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

     FIRST: The name of the corporation is Pak Mail Centers of America, Inc.

     SECOND: The following amendments to the Articles of Incorporation were duly adopted by the board of directors on December 18, 1997, in accordance with
Section 7-106- 102 of the Colorado Business Corporation Act.

     Article IV of the Articles of Incorporation is hereby amended by adding the following:

          4.10 Series C Preferred Stock. 2,500 shares of the Corporation's preferred stock shall consist of Series C Preferred Stock (hereinafter referred to as "Series C Preferred Stock"). Such number of shares may be decreased, at any time and from time to time, by resolution of the Board of Directors; provided that no decrease shall reduce the number of shares of Series C Preferred Stock to a number less than that of the shares then outstanding. The Series C Preferred Stock shall rank senior to the Common Stock and subordinate to the Series A and Series B Preferred Stock of the Corporation with respect to the payment of dividends and to the distribution of assets upon liquidation, dissolution or winding up. The rights, preferences, privileges and restrictions imposed upon the Series C Preferred Stock are as follows:

          (a) Dividends. (i) For the purposes of this Paragraph (a), each March 31 (other than March 31, 1998) on which any Series C Preferred Stock is outstanding shall be deemed to be a "Dividend Due Date." The holders of Series C Preferred Stock shall be entitled to receive, if, when and as declared by the Board of Directors out of funds legally available therefor, cumulative dividends at the rate of $60.00 per twelve month period commencing December 1, 1997, on each share of Series C Preferred Stock and no more, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Dividends shall be payable annually on each Dividend Due Date, commencing March 31, 1999. If less than a twelve month period shall have elapsed from December 1 of any year to the date on which a share of Series C Preferred Stock is no longer outstanding, the dividend payable with respect to such share of Series C Preferred Stock on the date the share of Series C Preferred Stock is no longer outstanding shall be $60.00 multiplied by a fraction, the numerator of which is the number of days from



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     the preceding December 1, to the date the share of Series C Preferred Stock is no longer outstanding and the denominator of which is 360. The record date for the payment of dividends on the Series C Preferred Stock shall in no event be more than sixty (60) days prior to a Dividend Due Date.

          On each Dividend Due Date all dividends which shall have accrued on each share of Series C Preferred Stock outstanding on such Dividend Due Date shall accumulate and be deemed to become "due". Any dividend which shall not be paid on the Dividend Due Date shall be deemed to be "past due" until such dividend shall be paid or until the share of Series C Preferred Stock with respect to which such dividend became due shall no longer be outstanding, whichever is the earlier to occur. No interest, sum of money in lieu of interest, or other property or securities shall be payable in respect of any dividend payment or payments which are past due. Dividends paid on shares of Series C Preferred Stock in an amount less than the total amount of such dividends at the time accumulated and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

          All dividends with respect to the Series C Preferred Stock that are due or past due shall be payable by the Corporation in connection with the redemption or repurchase of shares of such Series C Preferred Stock or upon the liquidation, dissolution or winding up of the Corporation.

          If a dividend upon any shares of Series C Preferred Stock, or any other outstanding preferred stock of the Corporation ranking on a parity with the Series C Preferred Stock as to dividends, is in arrears, all dividends or other distributions declared upon each series of such stock (other than dividends paid in stock of the Corporation ranking junior to the Series C Preferred Stock as to dividends and upon liquidation, dissolution or winding up) may only be declared pro rata so that in all cases the amount of dividends or other distributions declared per share on each such series bears to each other the same ratio that the accumulated and unpaid dividends per share on the shares of each such series bear to each other. Except as set forth above, if a dividend upon any shares of Series C Preferred Stock, or any other outstanding stock of the Corporation ranking on a parity with the Series C Preferred Stock as to dividends, is in arrears: (A) no dividends, in cash, stock or other property, may be paid or declared and set aside for payment or any other distribution made upon any stock of the Corporation ranking junior to the Series C Preferred Stock as to dividends (other than dividends or distributions in stock of the Corporation ranking junior to the Series C Preferred Stock as to dividends and upon liquidation, dissolution or winding up); (B) no stock of the Corporation ranking on a parity with the Series C Preferred Stock as to dividends may be (1) redeemed pursuant to a sinking fund or otherwise,


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     except a) by means of a redemption pursuant to which all outstanding shares of the Series C Preferred Stock and all stock of the Corporation ranking on a parity with the Series C Preferred Stock as to dividends are redeemed or pursuant to which a pro rata redemption is made from all holders of the Series C Preferred Stock and all stock of the Corporation ranking on a parity with the Series C Preferred Stock as to dividends, the amount allocable to each series of such stock being determined on the basis of the aggregate liquidation preference of the outstanding shares of each series and the shares of each series being redeemed only on a pro rata basis, or
     b) by conversion of such parity stock into, or exchange of such parity stock for, stock of the Corporation ranking junior to the Series C Preferred Stock as to dividends and upon liquidation, dissolution or winding up, or (2) purchased or otherwise acquired for any consideration by the Corporation except a) pursuant to an acquisition made pursuant to the terms of one or more offers to purchase all of the outstanding shares of the Series C Preferred Stock and all stock of the Corporation ranking on a parity with the Series C Preferred Stock as to dividends (which offers shall describe such proposed acquisition of all such parity stock), which offers shall each have been accepted by the holders of at least 50% of the shares of each series or class of stock receiving such offer outstanding at the commencement of the first such purchase offers, or b) by conversion of such parity stock into, or exchange of such parity stock for, stock of the Corporation ranking junior to the Series C Preferred Stock as to dividends and upon liquidation, dissolution or winding up; and (C) no stock ranking junior to the Series C Preferred Stock as to dividends may be redeemed, purchased, or otherwise acquired for consideration (including pursuant to sinking fund requirements) except by conversion into or exchange for stock of the Corporation ranking junior to the Series C Preferred Stock as to dividends and upon liquidation, dissolution or winding up.

          (ii)  The   Corporation   shall  not  permit  any  subsidiary  of  the
     Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under subparagraph (i) of this Paragraph (a), purchase or otherwise acquire such shares at such time and in such manner.

          (b) Voting Rights. Except as provided in this Paragraph (b), the Series C Preferred Stock shall not have any right to vote for the election of directors or for any other purpose. So long as the Series C Preferred Stock is outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least a majority of all outstanding shares of Series C Preferred Stock voting separately as a series, amend, alter or repeal any provision of the Articles of Incorporation or the Bylaws of the Corporation so as to adversely affect the powers, preferences or special rights of the Series C Preferred Stock. Without the affirmative


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     vote or consent of the  holders of at least a majority  of all  outstanding shares of Series C Preferred Stock, the Corporation shall not authorize, or increase the authorized amount of, any class or series of stock, or any equity security convertible into stock of such class or series, ranking senior to the Series C Preferred Stock in respect of the payment of dividends or upon liquidation, dissolution or winding up. The Series C Preferred Stock shall also be entitled to vote as a series (the affirmative vote or consent of the holders of at least a majority of the outstanding shares of Series C Preferred Stock being required) on any reclassification of the Series C Preferred Stock and to vote on any matter with respect to which a class or series vote by the Series C Preferred Stock (whether together with another class or series of the stock of the Corporation or by itself) shall be expressly required by Colorado law and on any other matter with respect to which the Corpor- ation's Board of Directors shall direct (whether together with another class or series of the stock of the Corporation or by itself) that the Series C Preferred Stock is to be voted as a separate class or series. A class or series vote on the part of the Series C Preferred Stock shall, without limitation, specifically not be required (except as otherwise required by law or resolution of the Corpor-ation's Board of Directors) in connection with: (A) the authorization, issuance or increase in the authorized amount of any shares of any other class or series of stock which ranks junior to, or on a parity with, the Series C Preferred Stock as to dividends and upon the liquidation, dissolution or winding up of the Corporation; (B) the authorization, issuance or increase in the amount of any bonds, mortgages, debentures or other obligations of the Corporation; or (C) any reclassification of any stock ranking junior to, or on a parity with, the Series C Preferred Stock as to dividends and upon liquidation, dissolution or winding up.

          The affirmative vote or consent of the holders of a majority of the outstanding shares of Series C Preferred Stock, voting or consenting separately as a series, shall be required to approve (i) any merger or consolidation of the corporation with or into any other corporation or entity, (ii) any sale, lease, exchange or other transfer of a majority of the assets of the Corporation and (iii) any issuance of shares of Common Stock of the Corporation that would cause the ownership of the outstanding shares of Common Stock by the holders of shares of Series C Preferred Stock to be less than 51% of the outstanding Common Stock of the Corporation.

          With respect to the matters set forth in this Paragraph (b), shares of the Series C Preferred Stock entitled to vote pursuant to the terms of such Paragraph (b) shall be entitled to one vote per share.

          (c) Redemption. The Series C Preferred Stock may be redeemed at the option of the Corporation, as a whole at any time or in part from time to time, at a price per share equal to $1,000 plus all dividends (whether or not declared or due) accrued and unpaid to the date of redemption (the "Redemption Price").


          No sinking fund shall be established for the Series C Preferred Stock.



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          Notice of any  proposed  redemption  of  shares of Series C  Preferred
     Stock shall be mailed by means of first class mail, postage paid, addressed to the holders of record of the shares of Series C Preferred Stock to be redeemed, at their respective addresses then appearing on the books of the Corporation, at least thirty (30) but not more than sixty (60) days prior to the date fixed for such redemption (herein referred to as the "Redemption Date"). Each such notice shall specify (i) the Redemption Date,
     (ii) the Redemption Price, (iii) the place for payment and for delivering the stock certificate(s) and transfer instrument(s) in order to collect the Redemption Price and (iv) the shares of Series C Preferred Stock to be redeemed. Any notice mailed in such manner shall be conclusively deemed to have been duly given whether or not such notice is in fact received. If less than all the outstanding shares of Series C Preferred Stock are to be redeemed, the Corporation will select those to be redeemed pro rata, by lot or by a substantially equivalent method. In order to facilitate the redemption of the Series C Preferred Stock, the Board of Directors may fix a record date for determination of holders of Series C Preferred Stock to be redeemed, which shall not be more than sixty (60) days prior to the Redemption Date with respect thereto.

          The holder of any shares of Series C Preferred Stock redeemed upon any exercise of the Corporation's redemption right shall not be entitled to receive payment of the Redemption Price for such shares until such holder shall cause to be delivered to the place specified in the notice given with respect to such redemption (i) the certificates representing such shares of Series C Preferred Stock and (ii) transfer instrument(s) satisfactory to the Corporation and sufficient to transfer such shares of Series C
     Preferred Stock to the Corporation free of any adverse interest. No interest shall accrue on the Redemption Price of any share of Series C Preferred Stock after its Redemption Date.

          At the close of business on the Redemption Date for any share of Series C Preferred Stock, such share shall (provided the Redemption Price (including any accrued and unpaid dividends to the Redemption Date) of such share has been paid or properly provided for) be deemed to cease to be outstanding and all rights of any person other than the Corporation in such share shall be extinguished on the Redemption Date for such share (including all rights to receive future dividends with respect to such share) except for the right to receive the Redemption Price (including any accrued and unpaid dividends to the Redemption Date), without interest, for such share in accordance with the provisions of this Paragraph (c), subject to applicable escheat laws.

          Subject to Paragraph (a) hereof, the Corporation shall have the right at any time to acquire any shares of Series C Preferred Stock from the owner of such shares on such terms as may be agreeable to such owner. Shares of Series C Preferred Stock may be acquired by the Corporation from any holder of Series C Preferred Stock pursuant to this paragraph without offering any other holder of Series C Preferred Stock an equal opportunity



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     to sell such holder's Series C Preferred Stock to the  Corporation,  and no
     purchase by the Corporation from any holder of Series C Preferred Stock pursuant to this paragraph shall be deemed to create any right on the part of any other holder of Series C Preferred Stock to sell any shares of Series C Preferred Stock (or any other stock) to the Corporation.

          Notwithstanding the foregoing provisions of this Paragraph (c), and subject to the provisions of Paragraph (a) hereof, if a dividend upon any shares of Series C Preferred Stock is past due, (A) no shares of the Series C Preferred Stock may be redeemed, except (1) by means of a redemption pursuant to which all outstanding shares of the Series C Preferred Stock are simultaneously redeemed or pursuant to which the outstanding shares of the Series C Preferred Stock are redeemed on a pro rata basis or (2) by conversion of shares of Series C Preferred Stock into, or exchange of such shares for, Common Stock or any other stock of the Corporation ranking junior to the Series C Preferred Stock as to dividends and upon liquidation, dissolution or winding up, and (B) the Corporation shall not purchase or otherwise acquire any shares of the Series C Preferred Stock except (1) pursuant to a purchase or exchange offer made on the same terms to all holders of the Series C Preferred Stock or (2) by conversion of shares of Series C Preferred Stock into, or exchange of such shares for, Common Stock or any other stock of the Corporation ranking junior to the Series C Preferred Stock as to dividends and upon liquidation, dissolution or winding up.

          (d) Liquidation. In the event of any voluntary or involuntary dissolution, liquidation or winding up of the Corporation (for the purposes of this Paragraph (d), a "Liquidation"), before any distribution of assets shall be made to the holders of the Common Stock or the holders of any other stock that ranks junior to the Series C Preferred Stock in respect of distributions upon the Liquidation of the Corporation, the holder of each share of Series C Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, an amount per share equal to $1,000 plus all dividends (whether or not declared or due) accrued and unpaid on such share on the date fixed for the distribution of assets of the Corporation to the holders of Series C Preferred Stock.

          If upon any Liquidation of the Corporation, the assets available for distribution to the holders of Series C Preferred Stock and any other stock of the Corporation ranking on a parity with the Series C Preferred Stock upon Liquidation issued by the Corporation which shall then be outstanding (hereinafter in this paragraph called the "Total Amount Available") shall be insufficient to pay the holders of all outstanding shares of Series C Preferred Stock and all other such parity stock the full amounts (including all dividends accrued and unpaid) to which they shall be entitled by reason of such Liquidation of the Corporation, then there shall be paid to the


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     holders of the Series C Preferred Stock in connection with such Liquidation of the Corporation, an amount equal to the product derived by multiplying the Total Amount Available by a fraction, the numerator of which shall be the full amount to which the holders of the Series C Preferred Stock shall be entitled under the terms of the preceding paragraph by reason of such Liquidation of the Corporation and the denominator of which shall be the
     total  amount  which  would  have  been   distributed  by  reason  of  such
     Liquidation of the Corporation with respect to the Series C Preferred Stock and all other stock ranking on a parity with the Series C Preferred Stock upon Liquidation then outstanding had the Corporation possessed sufficient assets to pay the maximum amount which the holders of all such stock would be entitled to receive in connection with such Liquidation of the Corporation.

          The voluntary sale, conveyance, lease, exchange or transfer of all or substantially all the property or assets of the Corporation, or the merger or consolidation of the Corporation into or with any other corporation, or the merger of any other corporation into the Corporation, or any purchase or redemption of some or all of the shares of any class or series of stock of the Corporation, shall not be deemed to be a Liquidation of the Corporation for the purpose of this Paragraph (d) (unless in connection therewith the Liquidation of the Corporation is specifically approved).

          The holder of any shares of Series C Preferred Stock shall not be entitled to receive any payment owed for such shares under this Paragraph
     (d) until such holder shall cause to be delivered to the Corporation: (A) the certificate(s) representing such shares of Series C Preferred Stock and
     (B) transfer instrument(s) satisfactory to the Corporation and sufficient to transfer such shares of the Series C Preferred Stock to the Corporation free of any adverse interest. As in the case of the Redemption Price, no interest shall accrue on any payment upon Liquidation after the due date thereof.

          After payment of the full amount of the liquidating dividend to which they are entitled, the holders of shares of the Series C Preferred Stock will not be entitled to any further participation in any distribution of assets by the Corporation.

          (e) Payments. Any payment which may be owed for the payment of the Redemption Price for any shares of Series C Preferred Stock pursuant to Paragraph (c) or the payment of any amount distributable with respect to any shares of Series C Preferred Stock under Paragraph (d) shall be deemed to have been "paid or properly provided for" upon the earlier to occur of the date upon which a check payable to the person entitled to receive such payment shall be (A) delivered to such person or (B) mailed to such person at either the address of such person then appearing on the books of the Corporation or such other address as the Corporation shall deem reasonable.



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          (f) Status of Reacquired Shares of Series C Preferred Stock. Shares of
     Series  C  Preferred   Stock  issued  and  reacquired  by  the  Corporation
     (including, without limitation, shares of Series C Preferred Stock which have been redeemed pursuant to the terms of Paragraph (c) hereof) shall have the status of authorized and unissued shares of preferred stock, undesignated as to series, subject to later issuance.

          (g) Fractional Shares. In the event a holder of Series C Preferred Stock shall be entitled to receive a fractional interest in a share of Series C Preferred Stock, except as otherwise provided herein, the Corporation shall either, in the sole discretion of the Board of Directors,
     (A) round such fractional interest up to the next whole share of Series C Preferred Stock, (B) issue a fractional share of such stock, (C) deliver cash in the amount of the fair market value of such fractional interest or
     (D) issue scrip representing a fractional share of such stock entitling the holder to receive a full share of such stock upon the surrender of such scrip aggregating a full share of such stock.

          (h) Preemptive Rights. The Series C Preferred Stock is not entitled to any preemptive or subscription rights in respect of any securities of the Corporation.

Dated:  January 20, 1998
                                        PAK MAIL CENTERS OF AMERICA, INC.,
                                        a Colorado corporation


                                        By:
                                           -------------------------------------
                                           John E. Kelly, President

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